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                                                                       EXHIBIT h


                      CAPSTAR BROADCASTING CORPORATION

                     FORM OF REGISTRATION RIGHTS WAIVER


         Reference is hereby made to that certain Stockholders Agreement dated October 16, 1996, as amended (the "Stockholders Agreement"), by and among Capstar Broadcasting Corporation, a Delaware corporation (the "Company"), Hicks, Muse, Tate & Furst Incorporated and the security holders listed therein, including the undersigned.

         The undersigned hereby acknowledges that the Company has filed a registration statement (the "Registration Statement") with the Securities and Exchange Commission on March 27, 1998, to effect an underwritten initial public offering (the "Public Offering") of shares of its Class A Common Stock, par value $.01 per share.

         In connection with the Public Offering and in consideration of the Company and the underwriters effecting the Public Offering and the benefits to be received by the undersigned as a result thereof, the undersigned hereby waives, and forever disclaims, any rights that the undersigned may have under the Stockholders Agreement or otherwise to cause the Company to include in the Public Offering any securities of the Company owned of record or beneficially by the undersigned. Furthermore, if and to the extent the undersigned possesses demand registration rights under the Stockholders Agreement or otherwise, the undersigned agrees not to exercise such demand registration rights for a period commencing on the date hereof until the date which is 180 days after the effective date of the Registration Statement.

         IN WITNESS WHEREOF, the undersigned has executed this Registration Rights Waiver as of the ____ day of April, 1998.




                          Print Name of Stockholder (as set forth on stock certificate(s))



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                          Authorized Signature


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                          Print Name of Person Signing and Title, if Applicable